EXHIBIT 10.27

WORK ORDER

This Work Order dated January 25 , 2006, is an Integral part of the Development Agreement between Contractor and COMPANY dated September 1, 2004. The Start Date is February 1, 2006.

Contractor is hereby authorized to perform work as set forth below in accordance with this Work Order and the Development Agreement.

1. Description of software to be developed by Contractor: See Exhibit B for a list of target deliverables. This list will change as more investigation and planning is accomplished.

2. Description of where services will be provided: Services will primarily be provided at Contractor facility in Colorado and on-site at COMPANY'S facility in New Jersey.

3. Dates Service will be provided: Services will be provided from the Start Date as stated above for a period of five (5) months. These dates may change due to COMPANY'S requirements.

4 Rate of compensation and/or charges for service:

A. Release Development Deliveries:

i. *

ii. *

iii. *

Any significant changes in features or functionality outlined in Exhibit B of this document may affect the quoted price and delivery time. Once a contract is in place, any changes to the requirements/deliverables will require a signed deviation order and may require additional price negotiation.

B. Monthly Relationship Rate: $ * per month.

The relationship rate provides payment for ongoing systems engineering, planning, project management, lab/development environment creation and enhancement to support the needs of the release deliverables. CONTRACTOR and COMPANY will hoid monthly face to face meetings to expediently complete planning for each release. Travel and living expenses required of CONTRACTOR by COMPANY will be paid by COMPANY and will be seen as an additional expense, billed as part of the next monthly invoice in addition to the monthly rate.

5. Payment Schedule:

*

B. Monthly Relationship Rate:

One hundred percent (100%) of the monthly Relationship Rate is due and payable by the fifteenth of each month from 2/1/2006 through 7/1/2006 upon acceptance and signature of this Work Order. The amount for a given month will be billed 30 days prior to the 15th of each month.

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.

WORK ORDER

6. Late Payments:

Accounts which are past due (days) will be subject to a monthly charge of one and one-half percent (1.5%) per month or the maximum rate permitted by the law, whichever is less..

7. Delivery and Acceptance:

One set of custom executable software will be delivered for acceptance testing of each release. This set of custom software will be installed on one system that COMPANY will specify for use during acceptance testing and final acceptance, which shall be held in accordance with the Acceptance Test Plan ("ATP"). The ATP will be the responsibility of the COMPANY to write and get approved prior to code completion. The Custom Development software shall be deemed "Accepted" according to the following criteria, which ever occurs first;

a) COMPANY furnishes a formally signed statement of acceptance of the finished product, or

b) COMPANY deploys the product in a customer environment for 30 days or more, or

c) 30 days have passed after the delivery of the final product to COMPANY, during which no problems of severity level one (1), seventy level two (2) and severity level three (3) errors were reported in the delivered custom software. The start date for criteria (c) will not begin until software has been successfully installed and configured on COMPANY'S test system in New Jersey. Thirty days (30) prior to the ATP phase of this agreement, COMPANY will provide to CONTRACTOR technical engineering documentation that clearly defines severity level conditions 1 through 3 for COMPANY acceptance.

Upon Acceptance of Release * by Company and receipt by Contractor of all payments due per this Work Order, one copy of the final custom software source code will be shipped to COMPANY.

8. Warranty:

For a period of ninety (90) days from delivery to COMPANY for acceptance, Contractor warrants that the software will perform substantially in accordance with its applicable documentation under normal usage.

9. Termination of Order: in the event COMPANY decides to terminate the contract with Contractor prior to completion of the project, COMPANY will pay Contractor for any work performed and expenses incurred prior to the date of termination.

10. COMPANY Project Manager/Point of Contact:
   Name: Phil Thompson
   Phone Number: 973-638-2452
   Email: pthQmpson@mphasetech.com

11. Contractor Point of Contact:
   Name: Wendv Bohiing
   Phone Number: (303)453-8310
   Email: wendv@magpieti.com

IN NO EVENT SHALL THE PAYMENT UNDER THIS WORK ORDER EXCEED $705,000 PLUS COMPANY REQUESTED TRAVEL AND LIVING EXPENSES WITHOUT THE ADVANCE WRITTEN APPROVAL OF COMPANY.

mPhase Technologies, Inc.	Magpie Telecom insiders, inc.
By: /s/ Ronald Durando	By: Margort Burd
Name: Ronald A. Durando	Name: Margort Burd
Title: President	Title: President
Date: 03/31/2006	Dated: 02/06/2006

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.

WORK ORDER

DESCRIPTION OF SERVICES TO BE PROVIDED BY CONTRACTOR

Exhibit B

The Contractor will develop the following:

1. Features: Exhibit B - mPhase TV+ *

2. Other development information:

The target completion dates for development are:

*

Contractor will support the integration and acceptance testing of features during acceptance tests 30 days after each release delivery.

Contractor will create a set of requirements for the development described herein. It is expected that COMPANY will review and approve these requirements as part of milestone 1.

Contractor will provide a written copy of functional tests for the capabilities provided to be used by COMPANY as assistance to creating acceptance test plan. Contractor will provide documented test results as part of the final software delivery.

3. Description of where services will be provided: Services will be provided at Contractor's facilities in Westminster and Durango, Colorado. COMPANY is responsible for integration and system test that will be done at COMPANY'S New Jersey facility.

4. Schedule of deliverables:

Following is an example of the set of feature deliverables for each release. COMPANY and CONTRACTOR will have flexibility around moving items among releases based upon more investigative sizing of the items.

*

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.

*

 Any significant changes in features or functionality outlined in Section 1 of this document may affect the quoted price and/or delivery time. Once a contract is in place, any changes to the features provided will require a signed deviation order and may require additional price negotiation.

* Portions of this exhibit have been omitted pursuant to a request by the Company to the Securities and Exchange Commission for Confidential Treatment pursuant to Rule 406 of the Securities Act of 1933, as amended. Such omitted portions have been filed separately with the Commission.